Exhibit 1

INFORMATION REGARDING THE INSTRUCTION C PERSONS

The following sets forth the name, position, address, principal occupation, and citizenship of each director and executive officer of the applicable Reporting Persons (such executive officers and directors, the “Instruction C Persons”). To the best of the Reporting Persons’ knowledge, (i) none of the Instruction C Persons during the last five years has been convicted in a criminal proceeding (excluding traffic violations or other similar misdemeanors) or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws and (ii) none of the Instruction C Persons owns any shares of Common Stock.

TEMASEK HOLDINGS (PRIVATE) LIMITED

Name, Business Address, Position	Principal Occupation	Citizenship
Lim Boon Heng 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	Chairman, Temasek	Singaporean

(Chairman and Director, Temasek) Cheng Wai Keung 3 Killiney Road #10-01 Winsland House 1 Singapore 239519	Chairman and Managing Director, Wing Tai Holdings Limited	Singaporean

(Deputy Chairman, Temasek) Kua Hong Pak 205 Braddell Road East Wing 7th Floor Singapore 579701	Managing Director & Group CEO, ComfortDelGro Corporation Limited	Singaporean

(Director, Temasek) Goh Yew Lin 50 Raffles Place #33-00 Singapore Land Tower Singapore 048623	Managing Director, G.K. Goh Holdings Limited	Singaporean

(Director, Temasek) Teo Ming Kian Caldecott Broadcast Centre, Andrew Road Singapore 299939	Chairman, MediaCorp Pte Ltd	Singaporean

(Director, Temasek) Marcus Wallenberg SE-106 40 Stockholm Sweden	Chairman, Skandinaviska Enskilda Banken, Saab AB and Foundation Asset Management Sweden AB	Swedish

(Director, Temasek) Lien Jown Leam Michael One Raffles Place (formerly known as OUB Centre) #51-00 Singapore 048616	Executive Chairman, Wah Hin and Company Private Limited	Singaporean

(Director, Temasek) Wong Yuen Kuai Lucien One Marina Boulevard #28-00 Singapore 018989	Chairman and Senior Partner, Allen & Gledhill LLP	Singaporean

(Director, Temasek) Robert Bruce Zoellick c/o 101 Constitution Avenue, NW Suite 1000 East Washington, DC 20001	Chairman, Goldman Sachs International Advisors	USA

(Director, Temasek) Chin Yoke Choong Bobby c/o Interlocal Exim Pte Ltd 2 Kim Chuan Lane, Kong Siang Group Building Singapore 532072	Deputy Chairman, NTUC Enterprise Cooperative Limited	Singaporean

(Director, Temasek) Ng Chee Siong Robert 11th—12th Floors, Tsim Sha Tsui Centre, Salisbury Road, Tsim Sha Tsui, Kowloon, Hong Kong	Chairman, Sino Land Company Ltd	Singaporean / Hong Kong PR

(Director, Temasek) Ho Ching 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	Executive Director & CEO, Temasek	Singaporean

(Executive Director & CEO, Temasek) Gregory L. Curl 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	President, Temasek International Pte. Ltd.	USA

(President, Temasek International Pte. Ltd.) Lee Theng Kiat 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	President, Temasek International Pte. Ltd.	Singaporean

(President, Temasek International Pte. Ltd.) Chan Wai Ching 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	Co-Head, Corporate Development Group Head, Organisation & People, Temasek International Pte. Ltd.	Singaporean

(Co-Head, Corporate Development Group Head, Organisation & People, Temasek International Pte. Ltd.) Cheo Hock Kuan 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	Head, Strategic & Public Affairs, Temasek International Pte. Ltd.	Singaporean

(Head, Strategic & Public Affairs, Temasek International Pte. Ltd.) Chia Song Hwee 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	Head, Investment Group, Co-Head, China, Temasek International Pte. Ltd.	Singaporean

(Head, Investment Group, Co-Head, China, Temasek International Pte. Ltd.) Dilhan Pillay Sandrasegara 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	Head, Enterprise Development Group, Head, Singapore, Co-Head, America, Temasek International Pte. Ltd.	Singaporean

(Head, Enterprise Development Group, Head, Singapore, Co-Head, America, Temasek International Pte. Ltd.) David Heng 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	Co-Head, Markets Group, SMD, Investment Head, South East Asia, Temasek International Pte. Ltd.	Singaporean

(Co-Head, Markets Group, SMD, Investment Head, South East Asia, Temasek International Pte. Ltd.) John Cryan 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	Co-Head, Portfolio & Strategy Group, President, Europe, Head, Credit Portfolio Head, Portfolio Strategy, Head, Africa, Temasek International Pte. Ltd.	British

(Co-Head, Portfolio & Strategy Group, President, Europe, Head, Credit Portfolio, Head, Portfolio Strategy, Head, Africa, Temasek International Pte. Ltd.)

Leong Wai Leng

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

	Head, Corporate Development Group Chief Financial Officer, Co-Head, Portfolio Management, Temasek Holdings (Private) Limited	Singaporean

(Head, Corporate Development Group Chief Financial Officer, Co-Head, Portfolio Management, Temasek Holdings (Private) Limited)

Nagi Adel Hamiyeh

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

	Co-Head, Enterprise Development Group, SMD, Investment, Head, Australia & New Zealand, Head, Middle East, Co-Head, Africa, Temasek International Pte. Ltd.	Singaporean

(Co-Head, Enterprise Development Group, SMD, Investment, Head, Australia & New Zealand, Head, Middle East, Co-Head, Africa, Temasek International Pte. Ltd.)

Neil Garry McGregor

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

	SMD, Enterprise Development Group, Temasek International Pte. Ltd.	New Zealander

(SMD, Enterprise Development Group, Temasek International Pte. Ltd.) Pek Siok Lan 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	SMD, General Counsel, Temasek International Pte. Ltd.	Singaporean

(SMD, General Counsel, Temasek International Pte. Ltd) Ravi Mahinder Lambah 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	SMD, Investment, Co-Head, India, Temasek International Pte. Ltd.	Indian

(SMD, Investment, Co-Head, India, Temasek International Pte. Ltd.) Rohit Sipahimalani 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	Co-Head, Investment Group, Head, India, Co-Head, Middle East, Temasek International Pte. Ltd.	Indian

(Co-Head, Investment Group, Head, India, Co-Head, Middle East, Temasek International Pte. Ltd.) Sim Hong Boon 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	Head, Markets Group, President, Americas, Co-Head, Credit Portfolio, Temasek International Pte. Ltd.	USA

(Head, Markets Group, President, Americas, Co-Head, Credit Portfolio, Temasek International Pte. Ltd.) Tan Chong Lee 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891	Head, Portfolio and Strategy Group, Head, Portfolio Management, Head, Strategy Co-Head, Singapore, Co-Head, Europe, Temasek International Pte. Ltd.	Singaporean

(Head, Portfolio and Strategy Group, Head, Portfolio Management, Head, Strategy, Co-Head, Singapore, Co-Head, Europe, Temasek International Pte. Ltd.)

Wu Yibing

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

(Head, China, Temasek International Pte. Ltd.)

Head, China, Temasek International Pte. Ltd.	USA

FULLERTON MANAGEMENT PTE LTD

Name, Business Address, Position	Principal Occupation	Citizenship
Khoo Ken Hui c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891	Director – Legal & Regulations, Temasek International Pte. Ltd.	Singapore PR/ Malaysian

Director Sio Han Boon c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 Director	Director – Risk Management, Temasek International Pte. Ltd.	Singaporean

CAIRNHILL INVESTMENTS (MAURITIUS) PTE LTD

Name, Business Address, Position	Principal Occupation	Citizenship
Ashraf Ramtoola c/o CIM CORPORATE SERVICES LTD, Les Cascades, Edith Cavell Street, Port Louis, Mauritius	Senior Manager, CIM Corporate Services Ltd	Mauritian

Director Rooksana Bibi Shahabally Coowar c/o CIM CORPORATE SERVICES LTD, Les Cascades, Edith Cavell Street, Port Louis, Mauritius	Head of Client Management, CIM Corporate Services Ltd	Mauritian

Director Poy Weng Chuen c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891	Director – Finance, Temasek International Pte. Ltd.	Singaporean

Director Tan Chee Wei c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 Director	Director – Finance, Temasek International Pte. Ltd.	Singaporean

MAXWELL (MAURITIUS) PTE LTD

Name, Business Address, Position	Principal Occupation	Citizenship
Ashraf Ramtoola c/o CIM CORPORATE SERVICES LTD, Les Cascades, Edith Cavell Street, Port Louis, Mauritius	Senior Manager, CIM Corporate Services Ltd	Mauritian

Director Rooksana Bibi Shahabally Coowar c/o CIM CORPORATE SERVICES LTD, Les Cascades, Edith Cavell Street, Port Louis, Mauritius	Head of Client Management, CIM Corporate Services Ltd	Mauritian

Director Poy Weng Chuen c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891	Director – Finance, Temasek International Pte. Ltd.	Singaporean

Director Tan Chee Wei c/o 60B Orchard Road #06-18, Tower 2 The Atrium@Orchard Singapore 238891 Director	Director – Finance, Temasek International Pte. Ltd.	Singaporean